                                  EXHIBIT "A"

                              Grantor System Map
                              ------------------




Confidential & Proprietary

                     Level (3) Intercity Backbone Network

                                     [MAP]

        THIS MAP DEPICTS CERTAIN SEGMENTS NOT COVERED BY THE AGREEMENT

                                  EXHIBIT "B"

                              Segments/City Pairs
                              -------------------
                       Grantor Intercity Route Schedule
                       --------------------------------




Confidential & Proprietary

NOTE: Redacted portions have been marked with astericks (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.


------------------------------------------------------------------------------------------------------------------------------------
Route Segment                   City Pairs                          PM            Est. Route Miles                 Scheduled
                                                                                                                Completion Date
                                             Western Region
------------------------------------------------------------------------------------------------------------------------------------
      2A                          San Francisco to San Jose        Watt                   54                        (***)
      2B                        San Jose to San Luis Obispo        Watt                  243                        (***)
      2C                              San Luis Obispo to LA        Watt                  237                        (***)
      2D                           San Francisco to Oakland                               11                        (***)
      2E                              Oakland to Sacramento                              111                        (***)
      13A                            Sacramento to Portland                              687                        (***)
      13B                               Portland to Seattle                              200                        (***)
      18                          Seattle to Salt Lake City                            1,205                        (***)
      4A                        San Bernardino to Las Vegas        Watt                  315                        (***)
      4A1                     Los Angeles to San Bernardino                              560                        (***)
      4E                Salt Lake City (Ogden) to Las Vegas        Watt                  499                        (***)
      8A                                       LA to Orange        Watt                   32                        (***)
      8B                                Orange to San Diego        Watt                   93                        (***)
      12A                              San Diego to Phoenix        Watt                  360                        (***)
------------------------------------------------------------------------------------------------------------------------------------
                                             Regional Total                            4,087
------------------------------------------------------------------------------------------------------------------------------------
                                             Central Region
------------------------------------------------------------------------------------------------------------------------------------
      4F                           Denver to Salt Lake City        Zagata                553                        (***)
      12C                                Phoenix to El Paso        Zagata                442                        (***)
      12E                              El Paso to Stratford        Zagata                500                        (***)
      12D                           Fort Worth to Stratford        Zagata                473                        (***)
      12B                              Fort Worth to Dallas        Zagata                 33                        (***)
      7                                   Dallas to Houston        Zagata                239                        (***)
      19A                            Houston to San Antonio        Zagata                211                        (***)
      19B                             San Antonio to Austin        Zagata                100                        (***)
      19C                              Austin to Fort Worth        Zagata                216                        (***)
      4G                                    Denver to Omaha        Zagata                573                        (***)
      4D                               Omaha to Kansas City        Zagata                206                        (***)
      4C                           Kansas City to St. Louis        Zagata                291                        (***)
      4B                               St. Louis to Chicago        Zagata                311                        (***)
      14A                               Stratford to Denver        Zagata                364                        (***)
------------------------------------------------------------------------------------------------------------------------------------
                                             Regional Total                            4,512
------------------------------------------------------------------------------------------------------------------------------------
                                          North East Region
------------------------------------------------------------------------------------------------------------------------------------
      1F                                    DC to Baltimore        Nissan                 38                        (***)
      1E                            Baltimore to Wilmington        Nissan                 74                        (***)
      1D                               Wilmington to Philly        Nissan                 27                        (***)
      1C                                Philly to Princeton        Nissan                 50                         (***)
      1B                                Princeton to Newark        Nissan                 40                        (***)
      1A                                 Newark to New York        Nissan                 11                        (***)
      6A                           New York to White Plains        Nissan                 29                        (***)
      6C                           White Plains to Stamford        Nissan                 17                        (***)
      6D                               Stamford to Hartford        Nissan                 78                        (***)
      6E                             Hartford to Providence        Nissan                 72                        (***)
      6B                               Providence to Boston        Nissan                 47                        (***)
      15A                              Buffalo to Cleveland        Nissan                190                        (***)
      15B                                  Boston to Albany        Nissan                175                        (***)
      15C                                Toronto to Buffalo        Nissan                112                        (***)
      15D                                Montreal to Albany                              239                        (***)
      15E                                 Toronto to Ottawa                              264                        (***)
      15F                                Ottawa to Montreal                              124                        (***)
      3C                               Detroit to Cleveland        Nissan                176                        (***)
      3A                                 Chicago to Detroit        Nissan                265                        (***)
------------------------------------------------------------------------------------------------------------------------------------
                                             Regional Total                            2,028
------------------------------------------------------------------------------------------------------------------------------------
                                        Southeastern Region
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Route Segment                   City Pairs                          PM            Est. Route Miles                 Scheduled
                                                                                                                Completion Date
                                             Western Region
------------------------------------------------------------------------------------------------------------------------------------
      5C                                  Memphis to Dallas        Zagata                553                        (***)
      5E                               Nashville to Memphis        Pimentel              216                        (***)
      17                               Nashville to Atlanta        Pimentel              260                        (***)
      5F                            Louisville to Nashville        Pimentel              181                        (***)
      5D                           Cincinnati to Louisville        Pimentel              116                        (***)
      5B                         Indianapolis to Cincinnati        Nissan                114                        (***)
      5A                            Chicago to Indianapolis        Nissan                190                        (***)
      9B                               Charlotte to Atlanta        Pimentel              277                        (***)
      9D                               Raleigh to Charlotte        Pimentel              155                        (***)
      9C                                Richmond to Raleigh        Pimentel              165                        (***)
      9A                                     DC to Richmond        Pimentel              110                        (***)
      10A                           Atlanta to Jacksonville                              314                        (***)
      10B                                  Orlando to Miami                              234                        (***)
      10C                           Jacksonville to Orlando                              144                        (***)
      10D                                    Tampa to Miami                              261                        (***)
      11A                              New Orleans to Tampa                              701                        (***)
      11C                              Nashville to Atlanta                              260                        (***)
------------------------------------------------------------------------------------------------------------------------------------
                                             Regional Total                            4,251
------------------------------------------------------------------------------------------------------------------------------------
                                           Nationwide Total                           14,878

                                  EXHIBIT "C"




                             Intentionally Deleted
                             ---------------------

                                  EXHIBIT "D"




                             Intentionally Deleted
                             ---------------------

                                  EXHIBIT "E"




                        Financing Terms and Conditions
                        ------------------------------







Confidential & Proprietary

NOTE: Redacted portions have been marked with asterisks (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

                           Splitrock Services, Inc.
                               Vendor Financing
                     Indicative Summary of Principal Terms
                     -------------------------------------


Borrower             Splitrock Services, Inc. (the "Borrower")
                                              ----------------

Facilities           Senior Secured Credit Facility (the "Facility", consisting of several Tranches as defined below) to finance the IRUs.

                     Terms of the Tranches will be the same with the exception of principal amount, interest rate and final maturity.

                     Each Segment delivered to the Borrower in connection with the IRUs will represent a Tranche.

Principal Amount     The principal amount of each Tranche shall not exceed (***)
                     with respect to the Initial Fibers in such Segment.

Conditions           Subject to completion of due diligence, Level 3 Executive
                     Committee approval, and satisfactory documentation, including but not limited to a credit agreement, guarantee and security documentation. Each Tranche will also be subject to usual and customary borrowing conditions, including but not limited to certain Representations and Warranties and absence of defaults.

Term (***) from the date of delivery by Level 3 and acceptance by the []/1/ of each completed intercity dark fiber segment ("Segment Delivery").

Interest Rate and    (***)
Commitment Fees

Payment Schedule     Upon each Segment Deliver, the Borrower will commence
                     making (***) payments to Level 3 of interest and principal due on such Tranche. Interest will be calculated based on Actual/360 days.



------------------------------
/1/ The brackets indicate that a word is missing in the original document.

                                  EXHIBIT "F"

                          Construction Specifications
                          ---------------------------


General
-------

The intent of this Exhibit is to delineate the general specifications and standards for construction of the Grantor System. Deviations from the specifications may occur in those instances where either (i) strict compliance is impractical due to physical (including environmental) conditions, right-of-way issues or code restrictions, or (ii) Grantor has acquired a portion of the Grantor System from a third party pursuant to Section 7.11 of the Agreement. Grantor shall in all events comply with any higher standards imposed by any Governmental Authority.

1.  Material
    --------

    X  Steel casings shall be minimum 35,000 PSI.

    X Any exposed steel conduit, brackets or hardware (i.e., bridge attachments) shall be galvanized.

    X Hand holes shall have a minimum 20,000 pound loading rating with 6 to 12 inches of cover.

    X  Manholes shall have a minimum H-20 loading rating.

    X  Fiber optic cable shall be single armored.

    X HDPE SDR 11 conduits shall be used for plowing and HDPE SDR 9 conduits shall be installed in rock areas.

2.  Minimum Depths
    --------------

    X Minimum cover required in the placement of conduit shall be 42 inches, except in the following instances:


    X The minimum cover in borrow ditches adjacent to roads, highways, railroads, and interstate shall be 48 inches below the clean-out line or existing grade, whichever is greater.

    X The minimum cover across streams, river washes and other waterways shall be 48 inches below the clean-out line or existing grade, whichever is greater.

    X At locations where conduit crosses other subsurface utilities or other structures, the conduit shall be installed to provide a minimum of 12 inches of vertical clearance; otherwise the conduit will be installed under the existing utility or other structure.

    X In rock, the conduit shall be placed to provide a minimum of 8 inches below the surface of the solid rock with a steel or concrete cap, or 18 inches below the surface of the rock or provide a minimum of 42 inches of total cover, whichever requires the least rock excavation. HDPE conduit will be backfilled with 2 inches of select materials (bedding) and 4 inches of select cover in rock areas.

    X In the case of the use/conversion of existing steel pipelines or salvaged conduit systems, the existing depths shall be considered adequate.

3.  Buried Cable Warning Tape
    -------------------------

    All conduit will be installed with buried cable warning tape except where existing steel pipelines or salvaged conduit systems are used. The warning tape shall generally be placed at a depth of 12 inches below grade and directly above the conduit.

Confidential & Proprietary

4.  Conduit Construction
    --------------------

    X Conduits may be placed by means of trenching, plowing, jack and bore, or directional bore. Conduit will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

    X  Steel conduit will be joined with threaded collars, Zap-Lok or welding.

    X  Railroad crossings will be encased in steel conduit where required.

    X All underground crossings of major streams, rivers, bays and navigable waterways will be placed in either HDPE or steel conduit at a minimum depth of 20 feet below the bottom of the waterway.

    X All conduits placed on DOT bridges will be bullet-proof fiberglass where allowed by the authority and all other bridges galvanized steel conduit shall be installed.

    X All conduits placed on bridges shall have expansion joint placed at each structural (bridge) expansion joint or at least every 100 feet, whichever is the shorter distance.

5.  Innerduct Installation
    ----------------------

    X  HDPE innerducts, where utilized, shall be 1-1/4 inches.

    X HDPE innerduct(s), where utilized, shall be encased by a HDPE or steel conduit.

    X HDPE innerduct(s) shall extend beyond the end of all conduits a minimum of 18 inches.

6.  Cable Installation
    ------------------

    X The fiber optic cable shall be installed using a powered pulling winch and hydraulic powered assist pulling wheels. The maximum pulling force to be applied to the fiber optic cable shall be 600 pounds.

    X Bends of small radii (less then 20 times the outside diameter of the cable) and twists that may damage the cable shall be avoided during cable placement.

    X The cable shall be lubricated and placed in accordance with the cable manufacturer specifications.

    X A pulling swivel break-away rated at 600 pounds shall be used at all times.

    X  All spices will be contained in a hand hole or manhole.

    X A minimum of 13 feet of slack cable will be left in all intermediate hand holes or manholes.

    X A minimum of 50 feet of slack cable from each cable end will be left in all splice locations.

    X A minimum of 100 feet of slack cable will be left in all Regeneration and ILA Facilities.

7.  Manholes and Hand holes
    -----------------------

    X Hand holes and Manholes placed in traveled surface streets be HS-20 loading rated and shall have locking lids.

    X Hand holes shall be placed in all other areas and be installed with a minimum of 6 inches of soil covering the lid.

8.  Cable Markers (Warning Signs)
    -----------------------------

Confidential & Proprietary

   Cable markers (with the same information as buried cable warning tape) shall be installed at all changes in cable running line directions, waterways, subsurface utilities, hand holes and at both sides of street, highway, bridge or railroad crossings. At no time shall any markers be spaced more than 1000 feet apart. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.

9.  Compliance
    ----------

    All work will be done in strict accordance with federal, state, local and applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA. In addition, all work and the resulting fiber system will comply with the current requirements of all governing entities (FCC, NEC, DEC, and other national, state, and local codes).

1.  As Built Drawings
---------------------

    X  As-built drawings will contain a minimum of the following:
       X Information showing the location of running line, relative to permanent land marks, including but not limited to, railroad mileposts, boundary crossings and utility crossings
       X  Manhole and hand hole locations
       X  Conduit information (type, length, expansion joints, etc.)
       X  Notation of all deviations from specifications (depth, etc.)
       X ROW detail (type, centerline distances, boundaries, waterways, road crossings, known utilities and obstacles)
       X  Cable marker locations and stationing
    X Regeneration and Optical Amplifier Facility locations and floor plans X Drawings will be updated with actual field data during and after construction.
    X  Metro area scale shall not exceed 1 inch = 200 feet
    X  Rural area scale shall not exceed 1 inch = 500 feet
    X As-built will be provided within 90 days after the Acceptance Date, in both hard copy and electronic format. Updates to the as-built will be provided within 60 days of completion of change

11. Aerial Construction
    -------------------

    X Aerial construction methods will only be in local loop construction and in those circumstances where buried construction techniques are impractical due to environmental conditions, schedule or economic considerations, right of way issues, or code restrictions. Aerial construction on utility structures using optical groundwire or all dielectric self-support methods may be used.

    X Aerial design standards and construction techniques will conform with industry-accepted practices for aerial fiber optic cable systems. All aerial plant must comply with applicable national (i.e., NEC, NESC, etc.), state, and local codes.

    X The fiber optic cable placed on an aerial system shall be armored and designed for aerial applications.

    X The cable will be placed in accordance with manufacturer specifications. Cable tension will be monitored during placement. Cable rollers will be placed at a maximum interval of 35 feet. Cable expansion loops will be placed at every pole. Cable identification/warning tags will be placed at every pole. All cable splices will be buried in handholes or manholes.

   X Cable sheath to suspension strand bonds and grounding will be performed at the first and last pole of the system and at 0.25 mile intervals.

   X Fiber optic cable at all riser poles will be protected with galvanized steel U-guard from 12 inches below grade to a point 24 inches below the suspension strand. Conduit sweeps will be used to transition from the U-guard to either a handhole or manhole.


Confidential & Proprietary

     X All aerial plant will be designed and constructed with 10M EHS (Class A galvanized) suspension strand unless otherwise dictated by the pole owners or field conditions. The fiber optic cable will be doubled lashed to the suspension strand using 45 mil stainless lashing wire.


     X Span length shall account for storm loading (wind and ice) in accordance with zones outlined in NESC code. Sags and tensions will be calculated in accordance with industry accepted practices and account for strand size, span length, ambient temperature at placement, and loading. The suspension strand will be transformed with a strand dynamometer. A catenary suspension system may be used if the system exceeds maximum span length specifications.

     X Prior to attachment to any existing pole line, the system will be inspected for compliance with applicable codes and standards, as well as the physical condition of the poles and existing hardware. Any make-ready work will be reviewed with the pole owner and specifically addressed prior to construction.

     X If a pole line needs to be constructed, the preferred poles will be Class 4 (40 feet) and Class 5 (35 feet). Use of the preferred poles will make it unnecessary to calculate pole loading (horizontal, vertical, and bending moments) in most field conditions. Some unusual conditions may require the use of a stronger class pole. Depth of placement will be dictated by soil conditions, slope of terrain, and length of pole. Poles will be guyed in accordance with industry-accepted standards. All pole attachment hardware will be galvanized steel.

     X Aerial cable will be placed below power attachments and above all other attachments unless otherwise dictated by the pole owner. Pole contact clearances and locations will be dictated by current NESC code and the presence of existing attachments; however, the following minimum objective clearances will apply:

        X  power line-40 inches (below)
        X  non-current carrying power line-30 inches
        X  telephone, CATV, and other signal lines-12 inches (above)
        X vertical clearances for crossings or parallel lines will be dictated by current NESC code; however, the objective clearance for most objects (roads, alleys, etc.) is 18 feet (at 100E F) with the exception of railroad tracks and waterways which have an objective of 27 feet (at 100E F).






Confidential & Proprietary

                                  EXHIBIT "G"

                             Fiber Specifications
                             --------------------









Confidential & Proprietary

Corning(R) LEAF(R) Optical Fiber


                      The Large Effective Area Advantage     CORNING

                                                             PI1107
                                                             Issued:12/98
                                                             ISO 9001 Registered
                         For Multi-Window Applications

With the invention of LEAF(R) optical fiber, Corning has broken the bandwidth barrier by developing a fiber product that optical scientists had thought impossible: a low dispersion fiber with a large effective area (A/eff/) and excellent bend performance. LEAF fiber represents the next generation of non-zero dispersion-shifted (NZ-DSF) optical fiber, outperforming current NZ-DSF designs.


The Large Effective Area Advantage

LEAF fiber's larger A/eff/ offers higher power-handling capability, improved optical signal-to-noise ratio, longer amplifier spacing, and maximum dense wavelength division multiplexing (DWDM) channel plan flexibility. Fiber with a larger A/eff/ also provides a critical performance advantage- the ability to uniformly reduce all non-linear effects (Figure 1). Non-linear effects represent the greatest performance limitation in today's multi-channel DWDM systems.


The Next Generation

In addition to outperforming other NZ-DSF fibers in the conventional band (C-Band: 1530-1565 nm), LEAF fiber facilitates the next technological development in fiber-optic networks -- the migration to the long band (L-Band:
1565-1625 nm). In tests conducted by Corning, LEAF optical fiber demonstrated superior transmission performance and system cost benefits when compared to NZ-DSFs with smaller effective areas. In both C-Band and L-Band operation, LEAF fiber demonstrated greater ability to handle more channels by reducing non-linear effects such as four-wave mixing, self-phase modulation and cross-phase modulation in multi-channel DWDM transmission.


Reduce Network Costs

With its increased optical reach advantage, LEAF fiber requires fewer amplifers and regenerators, and therefore provides immediate and long-term cost savings. LEAF fiber is also compatible with installed base fibers and photonic components. In fact, LEAF fiber's slightly larger mode-field diameter improves its splicing performance, especially when connecting to standard single-mode fiber such as Corning(R) SMF-28(TM) fiber. And, as with all Corning optical fiber, LEAF fiber's geometry package is the best in the industry. With LEAF fiber, it is easy and economical to increase the information-carrying capacity of your network.

Figure 1

           [GRAPHIC]                            [GRAPHIC]

LEAF fiber's larger A/eff/ increases the area where the light can propagate, thereby reducing non-linear effects.


                                                       Count on Corning(R) fiber

                                                       www.corningfiber.com

Fiber For Today & Tomorrow

While LEAF fiber is exceptionally suited to operate with 2.5 Gbps DWDM systems, it offers system designers the capability to use today's 32-channel, 10 Gbps systems, and provides the ability to upgrade in the future to tomorrow's 40+ channel, 10 Gbps systems. Additionally, LEAF fiber's tight specifications on polarization mode dispersion (PMD) prepare fiber installed today for operation at data rates greater than 10 Gbps.

LEAF Fiber- All About Value

With LEAF fiber's proven large A/eff/ advantage, the industry's best geometry package, and inherent future-proof design, LEAF fiber continues to be the fiber of choice for today's high-capacity and tomorrow's all-optical networks. Network providers on the leading edge have embraced large A/eff/ technology as the fiber "platform" for high-data-rate network now and in the future.

Technology Achievement Award

LEAF fiber was awarded the Laser Focus World 1999 Commercial Technology Achievement Award in the fiber optics category. The award gives Corning "the unique distinction of having brought to the market a product deemed of exceptional commerical significance."

Optical Specifications

Attenuation
greater or equal to 0.25 dB/km at 1550 nm greater or equal to 0.25 dB/km at 1625 nm
 .  No point discontinuity greater than
   0.10 dB at 1550 nm
 . Attenuation at 1383 plus or minus 3 nm shall not exceed 1.0 dB/km

                           Attenuation vs Wavelength
          ------------------------------------------------------------
            Range              Ref. lambda          Max Increase alpha
            (nm)                   (nm)                   (dB/km)
          ------------------------------------------------------------
            1525-1575             1550                      0.05
          ------------------------------------------------------------
            1625                  1550                      0.05
          ------------------------------------------------------------

The attenuation in a given wavelength range does not exceed the attenuation of the reference wavelength (lambda) by more then the value alpha. In all cases, a maximum attenuation of greater or equal to 0.25 dB/km applies at 1550 nm and 1625 nm.

                           Attentuation with Bending
--------------------------------------------------------------------------------
         Mandrel            Number          Wavelength          Induced
  Diameter (micron m)     of Turns            (nm)          Attentuation (dB)
--------------------------------------------------------------------------------
           32                 1           1550 & 1625   greater or equal to 0.50
--------------------------------------------------------------------------------
           75                100          1550 & 1625   greater or equal to 0.05
--------------------------------------------------------------------------------

The induced attenuation due to fiber wrapped around a mandrel of a specified diameter.

Mode-Field Diameter
 .   9.20 to 10.00 micron m at 1550 nm

Dispersion
 .   Total Dispersion: 2.0 to 6.0 psec/(nm*km)
    over the range 1530 to 1565 nm
 .   4.5 to 11.2 psec/(nm*km) over the range
    of 1565 to 1625 nm

             ------------------------------------------------
                Fiber Polarization Mode Dispersion (PMD)
             ------------------------------------------------
                                                         ___
                                        Value (ps/ per \/km
             ------------------------------------------------
                      PMD Link Value            0.08*
             ------------------------------------------------
             Maximum Individual Fiber           0.2
             ------------------------------------------------

* Complies with IEC SC 86A/WG1, Method 1, September 1997
(n=24, Q=0.196)

The PMD link value is a term used to describe the PMD of concatenated lengths of fiber (also known as the link quadrature average). This value is used to determine a statistical upper limit for system PMD performance.

PMD values may change when fiber is cabled. Corning's fiber specification supports emerging network design requirements for high-data-rate systems operating at 10 Gbps (TDM) rates and higher.

Environmental Specifications

Environmental Test                            Induced Attenuation
Condition                                           (dB/km)
                                                    1550 nm
--------------------------------------------------------------------
Temperature Dependence
-60 degree C to +85 degree C*               greater or equal to 0.05
--------------------------------------------------------------------
Temperature - Humidity Cycling
-10 degree C to +85 degree C* and up to
98% RH                                      greater or equal to 0.05
--------------------------------------------------------------------
Water Immersion 23 degree C                 greater or equal to 0.05
--------------------------------------------------------------------
Heat Aging, 85 degree C*                    greater or equal to 0.05
--------------------------------------------------------------------
Operating Temperature Range: -60 degree C to +85 degree C

* Reference Temperature is +23 degree C

Dimensional Specifications

Standard Length (km/reel)
 .  4.4 - 25.2 *

* Longer spliced lengths available at a premium.

Glass Geometry
 .  Fiber Curl: greater or equal to 4.0 m radius of curvature
 .  Cladding Diameter: 125.0 +/- 1.0 micron m
 .  Core/Clad Concentricity: less or equal to 0.5 micron m
 .  Cladding Non-Circularity: less or equal to 1.0%

   Defined as:
   [    Min. Cladding Diameter ]
   [ 1- ---------------------- ] X 100
   [    Max. Cladding Diameter ]

Coating Geometry
 .  Coating Diameter: 245 +/- 5 micron m
 .  Coating/Cladding Concentricity: less than 12 micron m

Mechanical Specifications

Proof Test
 . The entire length of fiber is subjected to a tensile proof stress greater or equal to 100 kpsi (0.7 GN/(m/2/)*

* Higher proof test available at a premium.

Performance Characterizations

Characterized parameters are typical values.

Effective Area (A/eff/)
 .  72 micron m/2/

Effective Group Index of Refraction (N/eff/)
 .  1.469 at 1550 nm

Fatigue Resistance Parameter (n/d/)
 .  20

Coating Strip Force
 .  Dry 0.6 lbs (3.0 N)
 .  Wet, 14 days room temperature:
   0.6 lbs (3.0 N)

Dispersion Calculation
                        (D(1565 nm) - D(1530 nm)                  )
Dispersion = D(lambda) =(----------------------  X (lambda - 1565)) + D(1565 nm)
                        (          35                             )

               lambda = Operating wavelength up to 1565


                        (D(1625 nm) - D(1565 nm)                  )
Dispersion = D(lambda) =(----------------------  X (lambda - 1625)) + D(1625 nm)
                        (          60                             )

               lambda = Operating wavelength from 1565-1625



                                   Corning fiber is made in the U.S.A.

Ordering Information

To order Corning(R) LEAF(R) CPC optical fiber, contact your sales representative, or call the Telecommunications Products Division Customer Service Department at 910-395-7659 (North America) and +1 607-974-7174 (International). Please specify the following parameters when ordering.


Fiber Type: Corning(R) LEAF(R) Non-Zero Dispersion-Shifted Single-Mode Fiber
--------------------------------------------------------------------------------

Coating: CPC (245 micron m outside diameter)
--------------------------------------------------------------------------------

Fiber Attenuation Cell:    dB/km
--------------------------------------------------------------------------------

Fiber Quality:     kms
--------------------------------------------------------------------------------

Other: (Requested ship date, etc.)
--------------------------------------------------------------------------------






Corning Incorporated
Telecommunications Products Division
Corning, NY 14831

Phone: 910-395-7659 (North America)
Phone: +1 607-974-5354 (International)

Fax: 910-395-7286 (North America)
Fax: +1 607-974-7041 (International)

Email: Info@corningfiber.com
Internet: www.corningfiber.com

Corning and LEAF are a recognized trademark and SMF-28 is a trademark of Corning Incorporated, Corning, N.Y.

(C) 1998. Corning Incorporated                         Count on Corning(R) Fiber

                                  EXHIBIT "H"

                           Facilities Specifications
                           -------------------------

The intent of this Exhibit is to delineate the general specifications of the Facilities forming a part of the Grantor System. Deviations from these specifications may occur in those instances where either (i) strict compliance is impractical due to physical (including environmental) conditions, right-of-way issues or code restrictions, or (ii) Grantor has acquired a portion of the Grantor System from a third party pursuant to Section 7.11 of the Agreement.

Grantor will use its commercially reasonable best efforts to comply to Bellcore NEBS (TR-NWT 000063) Generic Requirements.

Grantor will install modular, prefabricated structures approximately 80-120 kilometers apart, along the System Route, to house DC power plants and the telecom infrastructure for the installation and operation of regeneration electronic and optronic equipment for the Grantor System.

Grantee space will be separated by a wire mesh partition or Grantee's space may be located in a secured cabinet. Access to the Grantee space will be via a joint or separate entrance into the facilities from the outside, which will be secured 24 hours per day. The total facility, in most cases, will be 12 feet in depth by approximately 36 feet in length.

The facilities will be equipped at a minimum with 200 amp 120/208 volt electrical service, which will be used by Grantor, Grantee and other users of the Grantor System. Grantor will provide Grantee with sufficient 48V DC power at all sites. The minimum power is 60 amps per rack or 150 amps per 96 sq. ft. of colocation space.

The entire site, including the structure, will be secured within a chain link fenced area where permitted. The structures will be placed on a structural concrete slab with gravel surrounding the outer perimeter.

The following are general specifications of the facilities and support equipment.

X Standard production, pre-manufactured, concrete reinforced buildings with rebar. All door frame are to be cast into the concrete panels for added security and to prevent water leakage around the frame.

X Facilities will be equipped with either BARD, Marvair, Liebert or other comparable compact Air Conditioning Units, to maintain room temperature at 72 degrees Fahrenheit (plus or minus 5 degrees) and maintain no more than 60% humidity. There will be two units installed at each facility. Each of the two units will be sufficient to cool the facilities independently.

X The facility sites will be equipped with an external backup generator. The generator fuel tanks will have approximately 48 hour fuel capacity. As a part of the normal maintenance, the generator will be exercised on a monthly basis, running on a load bank of a minimum of two (2) hours. There will be an Automatic Transfer Switch for the automatic start-up of the generator in the event of a primary power loss.

X    Fire extinguishers will be provided within the facilities.

X The facilities will have grounding system termination bars terminated to either the main electrical system ground and/or to the perimeter system ring (#2.0 bare copper) connected (preferably cadweld) to driven ground rods (preferably 12 feet in length). In any event, the NEC 250 code shall be met.

X The facilities will be equipped with A/C duplex isolated outlets for test equipment and miscellaneous use and will be backed-up by the generator during power interruptions and outages. Such outlets will be placed every 6 feet around the perimeter walls.

X The facilities will have sufficient lighting on the interiors as well as the exteriors.


Confidential & Proprietary

X Grantor will be responsible for installation of the overhead single tier 12" cable ladder rack and fiber guide systems in the Grantee's space. Grantor will be responsible for the installation of Grantee's equipment relay racks in Grantee's space. The ladder rack will be used for DC power distribution signal cable distribution.

X If Grantee elects to provide its own 48V power supply, Grantee shall have the option, in its sole discretion, to provide its own independent DC power plant within Grantee's space for Grantee's sole use, the exact size to be determined by Grantee subject to Grantor's approval, which approval shall not be unreasonably withheld. Grantor shall have the right to approve the power plant make and model to ensure a clean connection to the Grantor's electrical system. Grantee's power plant may not induce more than 8% harmonic distortion into Grantor's electrical power system. Grantee shall have the option, in its sole discretion, to use the same power system as Grantor, and also request that Grantor install Grantee's power system (for such additional payments as may be agreed between the parties). The battery plant for the DC power system is typically designed for two (2) hours of reserve time.

X The fiber cable through the facility will enter and exit within the Grantor space. Fiber will be brought over to the Grantee space via a fiber guide using a tie cable.

X All entry and exits and environmental systems, including smoke detection, will be monitored remotely on a 24 hour basis.

     Grantee will monitor its own power plant and regeneration equipment. Grantee may elect to have Grantor monitor and report all alarms to Grantee.




Confidential & Proprietary

                                  EXHIBIT "I"

                  Acceptance Testing Procedures and Standards
                  -------------------------------------------

     All splices will be performed with an industry accepted fusion splicing machine. Grantor will perform two stages of testing during the construction of a new fiber cable route. Initially, Optical Time Domain Reflectometer ("OTDR") tests will be taken from one direction. As soon as fiber connectivity has been achieved between any two Facilities, Grantor will verify and record the continuity of all fibers. Grantor will take and record power level readings on all fibers in both directions. Grantor will bi-directional OTDR test all fibers.

     During the initial construction, it is only possible to measure the fiber from one direction. Because of this, splices will be qualified during initial construction with an OTDR from only one direction. The profile alignment system or light injection detection system on the fusion splicer may be used to qualify splices as long as a close correlation to OTDR date is established. The pigtails will also be qualified at this stage using an OTDR and a minimum 1 km launch reel. All measurements at this stage in construction will be taken at 1550 nm.

     After Grantor has completed end-to-end connectivity on the fibers, bi-directional span testing will done. These measurements must be made after the splice manhole or handhole is closed in order to check for macro-bending problems. Continuity tests will be done to verify that no fibers have been "frogged" or crossed in any of the splice points. Once the pigtails have been spliced, loss measurements will be recorded using an industry-accepted laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded. Grantor will store OTDR traces on diskette and on data sheets. Laser Precision format will be used on all traces. Copies of all data sheets and tables, and one set of diskettes with all traces will be available to Grantee.

     The power loss measurement shall be made at 1550 nm, and performed bi-directionally.

     OTDR traces shall be taken in both directions at 1550 nm.

     The splicing standards are as follows:

     The loss value of the pigtail connector and its associated splice will not exceed 0.50 dB. This value does not include the insertion loss from its connector to the FDP. For values greater than this, the splice will be broken and respliced until an accepted loss value is achieved. If, after five attempts is not able to produce a loss value less than 0.50 dB, the splice will be marked as Out-of-Spec ("OOS") on the data sheet. Each splicing attempt shall be documented on the data sheet.

     During initial uni-directional OTDR testing, the objective for each splice is a loss of 0.15 dB or less. If, after three attempts, Grantor is not able to produce a loss value of less than 0.15 dB, then 0.25 dB will be acceptable. If, after two additional attempts, a value of less than 0.25 dB is not achievable, then the splice will be marked OOS on the data sheet. Each splicing attempt shall be documented on the data sheet.

     During end-to-end testing of a span (a span shall be FDP to FDP), the objective for each splice is a bi-directional average loss of 0.15 dB or less.
     The standard for each fiber within a span shall be an average bi-directional loss of 0.10 dB or less for each splice. For example, if a given span has 10 splices, each flow shall have a total bi-directional loss (due to the 10 splices) of 1.0 dB or less. Each individual splice may have a bi-directional loss of 0.15 dB or less, but the average bi-directional splice loss across the span must be 0.10 dB or less.

     The entire fiber optic cable system shall be properly protected from foreign voltage and grounded with an industry-accepted system.

     Using end-to-end bi-directional testing of a span (FDP to FDP), each span must have an average loss of no more than 0.26dB per km, and a total span loss of no more than 25dB. Each fiber will have a minimum return loss of no less than 40dB, including the terminating connector.



Confidential & Proprietary

The fibers shall be terminated to the FDP with Ultra SC-PC connectors, unless another type of connector is specified. Pigtails and jumpers will be single mode fiber.



Confidential & Proprietary

                                  EXHIBIT "J"

                    Maintenance Requirements and Procedures
                    ---------------------------------------

Maintenance
-----------

Scheduled Maintenance. Routine maintenance and repair of the Grantor System
---------------------
described in this section ("Scheduled Maintenance") shall be performed by or under the direction of Grantor, at Grantor's reasonable discretion. Scheduled Maintenance shall commence with respect to each Segment upon the Acceptance Date. Scheduled Maintenance shall only include the following activities:

X patrol of Grantor System route on a regularly scheduled basis, which will not be less than monthly, unless hi-rail access is necessary, in which case, it will be quarterly;

X maintenance of a "Call-Before-You-Dig" program and all required and related cable locales;

X maintenance of sign posts along the Grantor System right-of-way with the number of the local "Call-Before-You-Dig" organization and the "800" number for Grantor's "Call-Before-You-Dig" program; and

X assignment of fiber maintenance technicians to locations along the route of the Grantor System initially at approximately 110 mile intervals dependent upon terrain and accessibility, and subject to subsequent modification in Grantor's reasonable discretion;

X non-routine maintenance and repair of the Grantor System costing less than (***) per event or occurrence.


Unscheduled Maintenance. Non-routine maintenance and repair of the Grantor
-----------------------
System which is not included as Scheduled Maintenance ("Unscheduled Maintenance"), shall be performed by or under the direction of Grantor. Unscheduled Maintenance shall commence with respect to each Segment upon the Acceptance Date. Unscheduled Maintenance shall consist of:

X "Emergency Unscheduled Maintenance" in response to an alarm identification by Grantor's Operations Center, notification by Grantee or notification by any third party of any failure, interruption or impairment in the operation of the Grantor System, or any event imminently likely to cause the failure, interruption or impairment in the operation of the Grantor System.

X "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of the Grantor System not covered by Scheduled Maintenance. Grantee shall immediately report the need for Unscheduled-Maintenance to Grantor in accordance with reasonable procedures promulgated by Grantor from time to time. Grantor will log the time of Grantee's report, verify the problem and dispatch personnel immediately to take corrective action.

Operations Center
-----------------

Grantor shall operate and maintain an Operations Center ("OC") staffed twenty-four (24) hours an day, seven (7) days a week by trained and qualified personnel. Grantor's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Grantor shall have its first maintenance employee at the site requiring Emergency Unscheduled Maintenance activity within two (2) hours after the time Grantor becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by circumstances beyond the reasonable control of Grantor. Grantor shall maintain a toll-free telephone number to contact personnel at the OC. Grantor's OC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the Grantor System: (i) through the Grantee's remote surveillance equipment and/or upon notification by Grantee to Grantor, or (ii) upon notification by a third party.

Cooperation and Coordination
----------------------------

Confidential & Proprietary

NOTE: Redacted portions have been marked with asterisks (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

X In performing its services hereunder, Grantor shall take workmanlike care to prevent impairment to the signal continuity and performance of the Grantor System. The precautions to be taken by Grantor shall include notifications to Grantee. In addition, Grantor shall reasonably cooperate with Grantee in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Grantee, then Grantee shall, at Grantor's reasonable request, make such personnel of Grantee available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Grantor in performing such maintenance as required of Grantor hereunder.

X Grantor shall notify Grantee at least ten (10) business days prior to the date in connection with any Planned Service Work Period ("PSWP") of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Grantee shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Grantor's ability to perform its obligations under the Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Grantor shall notify Grantee at Grantor's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

Facilities
----------

X Grantor shall maintain the Grantor System in a manner which will permit Grantee's use, in accordance with the terms and conditions of the Agreement.

X Grantee will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by Grantee in connection with the operation of the Grantee Fibers, none of which is included in the maintenance services to be provided hereunder.

Cable/Fibers
------------

X Grantor shall perform appropriate Scheduled Maintenance on the cables contained in the Grantor System in accordance with Grantor's then current preventative maintenance procedures which shall not substantially deviate from standard industry practice.

X Grantor shall have qualified representatives on site any time Grantor has reasonable advance knowledge that another person or entity is engaging in construction activities or otherwise digging within five (5) feet of any cable.

X Grantor shall maintain sufficient capability to teleconference with Grantee during an Emergency Unscheduled Maintenance in order to provide regular communications during the repair process. When correcting or repairing cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Grantor shall use reasonable efforts to repair traffic-affecting discontinuity as soon as practicable after Grantor's representative's arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, Grantor shall commence its planning for permanent repair, and thereafter promptly shall notify Grantee of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be schedule for the next available PSWP.

X In performing repairs, Grantor shall comply with the splicing specifications as set forth in Exhibit "G". Grantor shall provide to Grantee any modifications to these specifications as may be necessary or appropriate in any particular instance.

X Grantor's representatives that are responsible for initial restoration of a cut cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of



Confidential & Proprietary

     Restoring operating capability in a little time as possible. Grantor shall maintain and supply an inventory of spare cable in storage facilities supplied and maintained by Grantor at strategic locations to facilitate timely restoration.

Planned Service Work Period
---------------------------

Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. Major system work, such as fiber rolls and hot cuts, will be scheduled for PSWP weekends. A calendar showing approved PSWP will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high-traffic holidays.

Restoration
-----------

X Grantor shall respond to any interruption of service or a failure of the Grantee Fibers to operate in accordance with the specifications set forth in Exhibit "G" (in any event, an "Outage") as quickly as possible (allowing for delays caused by circumstances beyond the reasonable control of Grantor).

X The goal of emergency restoration splicing shall be to restore service as quickly as possible. This may require the use of some type of mechanical splice, such as the "3M FiberLock"to complete the temporary restoration. Permanent restorations will take place as soon as possible after the temporary splice is complete.

Subcontracting
---------------

Grantor may subcontract any of the maintenance services hereunder, provided that Grantor shall require the subcontractor(s) to perform in accordance with the requirement and procedures set forth herein.

Escalation Procedures
=====================

The Technical Services organization at (toll free) 1-877-4Level 3
=================================================================
(1-877-453-8353) is responsible for the generation of repair tickets, first
===========================================================================
level testing, and the coordination of expeditious resolution of issues with
===============================================================================
our customers service.
======================

Customer Care is your single  point of contact. Your Level 3 Communications
===========================================================================
Technical Services Representative will own the repair ticket through its life
=============================================================================
cycle. This mean that your Technical Service Representative will proactively
============================================================================
provide you with status reports on your repair ticket through resolution.
=======================================================================
During the research and resolution process you will receive an update within one
================================================================================
half-hour of your trouble report and every hour thereafter until your issue has
==============================================================================
been resolved.
==============

Repair tickets are assigned a status and will automatically escalate in the
===========================================================================
following manner:
=================

CALL TYPE & PROCESS
===================
1-877-4Level 3 (1-877-453-8353) option #1
========================================
Information Request-(Request for assistance or information regarding service.
============================================================================
Circuit is not down, but require assistance of a technical nature.)
===================================================================
--------------------------------------------------------------------------------
1st Level     2nd Level      3rd Level    4th Level     5th Level   6th Level
--------------------------------------------------------------------------------
Customer   Customer        Customer       Customer    Customer    Customer
=======    =============   ===========    ========    ========    ========
Care TSR   Care Sr. Rep.   Care Manager   Care Sr.    Care Sr.    Care Vice
========   =============   ============   ========    ========    =========
                                          Manager     Director    president
--------------------------------------------------------------------------------
Immediate   4 hours        6 hours        8 hours     10 hours    No escalation
--------------------------------------------------------------------------------
1-877-4Level 3 (1-877-453-8353) option #1
=========================================
Service Impaired ACD option #1-(Circuit is completely down, or there is
=======================================================================
degradation in service, i,e, line errors
========================================

--------------------------------------------------------------------------------
1st Level     2nd Level      3rd Level    4th Level     5th Level   6th Level
--------------------------------------------------------------------------------
Confidential & Proprietary

Customer   Customer        Customer       Customer    Customer    Customer
=======    =============   ===========    ========    ========    ========
Care TSR   Care Sr. Rep.   Care Manager   Care Sr.    Care Sr.    Care Vice
========   =============   ============   ========    ========    =========
                                          Manager     Director    president
--------------------------------------------------------------------------------
Immediate   4 hours        6 hours        8 hours     10 hours    No escalation
--------------------------------------------------------------------------------
1-877-4Level 3 (1-877-453-8353) option #1
=========================================
Major Outage ACD option #1-(Several Customers are experiencing a service outage
================================================================================
due to a higher level equipment trouble, fiber outage or switch related
=======================================================================
problems.)
==========
--------------------------------------------------------------------------------
1st Level     2nd Level      3rd Level    4th Level     5th Level   6th Level
--------------------------------------------------------------------------------
Customer   Customer        Customer Care  Customer    Customer    Customer
=======    =============   ===========    ========    ========    ========
Care TSR   Care Sr. Rep.   Manager        Care Sr.    Care Sr.    Care Vice
========   =============   ============   ========    ========    =========
                                          Manager     Director    president
--------------------------------------------------------------------------------
Immediate  Immediate       Immediate      Immediate   Immediate   Immediate
--------------------------------------------------------------------------------
Your Level 3  Communications Technical Services Representative will execute
============================================================================
this escalation through the appropriate channels.
=================================================

If you ar not satisfied with the  service that you receive please escalate your
==============================================================================
concerns in the following order to expedite ticket resolution. All levels can
=============================================================================
be reached through 1-877-4Level 3 (1-877-453-8353). option #1
=============================================================

--------------------------------------------------------------------------------
Escalation Level        Contact
--------------------------------------------------------------------------------
1st Level               Level 3 Communications Technical Service Representatives
=========               ========================================================
--------------------------------------------------------------------------------
2nd Level               Level 3 Communications Senior Technical Services
=========               ================================================
--------------------------------------------------------------------------------
3rd Level               Manager: Repair & Telephony Products
=========               ====================================
                        Manager: Repair & IP Services
                        =============================
--------------------------------------------------------------------------------
4th Level               Senior Director: Customer Care
=========               ==============================
--------------------------------------------------------------------------------
5th Level               Vice President: Customer Service and Support
=========               ============================================
--------------------------------------------------------------------------------